EXHIBIT (10) (iv)
-----------------





                       SHARE PURCHASE AGREEMENT


                             by and among


                     BANYAN STRATEGIC REALTY TRUST


                                  and


      THE PURCHASERS LISTED ON THE SIGNATURE PAGE ATTACHED HERETO



                     Dated as of October 10, 1997

                           TABLE OF CONTENTS
                           -----------------


                                                                   Page
                                                                   ----

                               ARTICLE 1

                      PURCHASE AND SALE OF SHARES . . . . . . . . .   1
     1.1   Purchase and Sale. . . . . . . . . . . . . . . . . . . .   1
     1.2   The Closing of Purchase and Sale of Shares . . . . . . .   1
     1.3   Representations by the Purchasers. . . . . . . . . . . .   1
           (a)   Experience . . . . . . . . . . . . . . . . . . . .   1
           (b)   Investment . . . . . . . . . . . . . . . . . . . .   2
           (c)   Rule 144 . . . . . . . . . . . . . . . . . . . . .   2
           (d)   Authorization. . . . . . . . . . . . . . . . . . .   2
           (e)   Access; Reports. . . . . . . . . . . . . . . . . .   2

                               ARTICLE 2

                 CONDITIONS TO PURCHASER'S OBLIGATIONS. . . . . . .   3
     2.1   Representations and Warranties . . . . . . . . . . . . .   3
     2.2   Documentation at Closing . . . . . . . . . . . . . . . .   3
     2.3   Consents, Waivers, etc.. . . . . . . . . . . . . . . . .   5
     2.4   Other Actions. . . . . . . . . . . . . . . . . . . . . .   5
     2.5   Loan Closing . . . . . . . . . . . . . . . . . . . . . .   5
     2.6   Material Adverse Change. . . . . . . . . . . . . . . . .   5

                               ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES. . . . . . . . .   5
     3.1   Organization, Powers, Qualification, Good Standing,
           Business and Subsidiaries. . . . . . . . . . . . . . . .   5
           (a)   Organization and Powers. . . . . . . . . . . . . .   5
           (b)   Qualification and Good Standing. . . . . . . . . .   6
           (c)   Conduct of Business. . . . . . . . . . . . . . . .   6
           (d)   Subsidiaries . . . . . . . . . . . . . . . . . . .   6
           (e)   Capitalization . . . . . . . . . . . . . . . . . .   6
     3.2   Authorization of Borrowing, etc. . . . . . . . . . . . .   7
           (a)   Authorization. . . . . . . . . . . . . . . . . . .   7
           (b)   No Conflict. . . . . . . . . . . . . . . . . . . .   7
           (c)   Governmental Consents. . . . . . . . . . . . . . .   7
           (d)   Binding Obligation . . . . . . . . . . . . . . . .   8
     3.3   Financial Condition. . . . . . . . . . . . . . . . . . .   8
     3.4   No Material Adverse Effect; No Restricted Junior Payments  8
     3.5   Title to Properties; Liens . . . . . . . . . . . . . . .   9
     3.6   Litigation; Adverse Facts. . . . . . . . . . . . . . . .   9

     3.7   Payment of Taxes . . . . . . . . . . . . . . . . . . . .   9
     3.8   Performance of Agreements; Materially Adverse Agreements   9
     3.9   Governmental Regulation. . . . . . . . . . . . . . . . .  10
     3.10  Securities Activities. . . . . . . . . . . . . . . . . .  10
     3.11  Employee Benefit Plans . . . . . . . . . . . . . . . . .  10
     3.12  Environmental Protection . . . . . . . . . . . . . . . .  10
     3.13  Employee Matters . . . . . . . . . . . . . . . . . . . .  11
     3.14  Insurance. . . . . . . . . . . . . . . . . . . . . . . .  11
     3.15  Disclosure . . . . . . . . . . . . . . . . . . . . . . .  11
     3.16  REIT Status. . . . . . . . . . . . . . . . . . . . . . .  11
     3.17  Shareholder Agreements . . . . . . . . . . . . . . . . .  11
     3.18  No Brokers or Finders. . . . . . . . . . . . . . . . . .  11
     3.19  Certain Transactions . . . . . . . . . . . . . . . . . .  11
     3.20  Securities Regulation. . . . . . . . . . . . . . . . . .  12
     3.21  Registration Rights. . . . . . . . . . . . . . . . . . .  12
     4.1   Covenants of the Company . . . . . . . . . . . . . . . .  12

                               ARTICLE 5

                      COVENANTS OF THE PURCHASERS . . . . . . . . .  13
     5.1   Additional Shares. . . . . . . . . . . . . . . . . . . .  13
     5.2   Purchaser Representation . . . . . . . . . . . . . . . .  13
     5.3   Support of Board . . . . . . . . . . . . . . . . . . . .  13
     5.4   Survival of Confidentiality Agreement. . . . . . . . . .  13



                               ARTICLE 6

                  RIGHT TO PARTICIPATE IN FINANCINGS
             AND OBLIGATION OF COMPANY TO PURCHASE SHARES . . . . .  14
     6.1   Right of Participation . . . . . . . . . . . . . . . . .  14
     6.2   Notice of Acceptance . . . . . . . . . . . . . . . . . .  14
     6.3   Conditions to Acceptance By Purchasers . . . . . . . . .  14
           (a)   Permitted Sales of Refused Securities. . . . . . .  14
           (b)   Reduction in Amount of Offered Securities. . . . .  14
           (c)   Closing. . . . . . . . . . . . . . . . . . . . . .  15
     6.4   Further Sale . . . . . . . . . . . . . . . . . . . . . .  15
     6.5   Exceptions . . . . . . . . . . . . . . . . . . . . . . .  15

                               ARTICLE 7

                   DEFINITIONS AND ACCOUNTING TERMS . . . . . . . .  15
     7.1   Certain Defined Terms. . . . . . . . . . . . . . . . . .  15
     7.2   Accounting Terms . . . . . . . . . . . . . . . . . . . .  23

                               ARTICLE 8

                             MISCELLANEOUS. . . . . . . . . . . . .  24
     8.1   No Waiver; Cumulative Remedies . . . . . . . . . . . . .  24
     8.2   Amendments, Waivers and Consents . . . . . . . . . . . .  24
     8.3   Addresses for Notices, etc.. . . . . . . . . . . . . . .  24
     8.4   Costs, Expenses and Taxes. . . . . . . . . . . . . . . .  25
     8.5   Binding Effect; Assignment . . . . . . . . . . . . . . .  25
     8.6   Survival of Representations and Warranties . . . . . . .  25
     8.7   Prior Agreements . . . . . . . . . . . . . . . . . . . .  26
     8.8   Severability . . . . . . . . . . . . . . . . . . . . . .  26
     8.9   Governing Law. . . . . . . . . . . . . . . . . . . . . .  26
     8.10  Headings . . . . . . . . . . . . . . . . . . . . . . . .  26
     8.11  Counterparts . . . . . . . . . . . . . . . . . . . . . .  26
     8.12  Further Assurances . . . . . . . . . . . . . . . . . . .  26

                           LIST OF EXHIBITS
                           ----------------


Exhibit 2.2B          Form of Legal Opinion
Exhibit 2.2F          Form of Registration Rights Agreement
Exhibit 3             Schedule of Exceptions
Exhibit 3.2(b)        No Conflict
Exhibit 3.9           Capitalization
Exhibit 3.10          Financial Statements
Exhibit 3.16          Certain Transactions
Exhibit 3.17          Contracts and Commitments
Exhibit 4.1N          Use of Proceeds
Exhibit 4.2E          Indebtedness

                       SHARE PURCHASE AGREEMENT
                       ------------------------


     THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made and entered into as of October 10, 1997, by and among BANYAN STRATEGIC REALTY TRUST, a Massachusetts business trust (the "Company") and the purchasers listed on the signature page hereto (the "Purchasers"; individually referred to as a "Purchaser").

                             R E C I T A L
                             -------------

     The Company desires to sell to the Purchasers, and the Purchasers in the aggregate desire to purchase from the Company, an aggregate 2,192,501 shares of the Company's Shares, for the consideration set forth herein, including the representations, covenants and agreements of the Company and the Purchasers set forth herein and in the Exhibits attached hereto.


     NOW, THEREFORE, in consideration of the mutual promises and agreements herein, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

                               ARTICLE 1

                      PURCHASE AND SALE OF SHARES

     1.1 PURCHASE AND SALE. On the basis of the representations, warranties, covenants, and agreements, and subject to the satisfaction or waiver of the terms and conditions, set forth herein, the Company agrees to sell to each Purchaser and each Purchaser severally agrees to purchase from the Company the number of Shares set forth opposite each Purchaser's signature hereto, at a price per Purchased Share of $5.00, being, in the aggregate 2,192,501 Shares (the "Purchased Shares") for an aggregate purchase price of Ten Million Nine Hundred Sixty Two Thousand Five Hundred Five Dollars ($10,962,505).

     1.2 THE CLOSING OF PURCHASE AND SALE OF SHARES. Such purchase and sale shall take place at a closing (the "Closing") to be held at the offices of O'Melveny & Myers LLP, on October 14, 1997 at 1:00 P.M., or on such other date and at such time as may be mutually agreed upon. At the Closing, the Company will issue and deliver a certificate (or certificates) evidencing the Purchased Shares against a wire transfer (or wire transfers) in the aggregate amount of $10,962,505 payable to the Company in immediately available funds in full payment of the purchase price for the Purchased Shares.

     1.3 REPRESENTATIONS BY THE PURCHASERS. Each Purchaser severally represents that:

           (a) EXPERIENCE. Such Purchaser has substantial experience in evaluating and investing in private placement transactions so that such Purchaser is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect its own interests in connection with the purchase of the Purchased Shares. Such Purchaser understands that the investment to be made in connection with the acquisition of the Purchased Shares is speculative and involves significant risk. Such Purchaser has the ability to bear the economic risk of this investment.

           (b) INVESTMENT. Such Purchaser is acquiring the Purchased Shares for investment for its own account, and not with the view to, or for resale in connection with, any "distribution" of all or any portion thereof within the meaning of the Securities Act or any state securities laws.
Such Purchaser understands that the Purchased Shares to be purchased hereunder have not been registered under the Securities Act or any state securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws which depends upon, among other things, the bona fide nature of such Purchaser's investment intent and the accuracy of such Purchaser's representations as expressed herein. Such Purchaser also represents that it has not been organized solely for the purpose of acquiring the Purchased Shares.

           (c) RULE 144. Such Purchaser acknowledges that the Purchased Shares being purchased hereunder must be held indefinitely unless the transfer thereof is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement, subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring after the expiration of minimum holding periods after a party has purchased and paid for the security to be sold, the sale being affected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations (except as provided in Rule 144(k)).

           (d) AUTHORIZATION. Each Purchaser further severally represents that:

                 (i) It is duly authorized to execute and deliver this Agreement and all other agreements and instruments executed in connection herewith.

                 (ii) This Agreement and such other agreements and instruments constitute the valid and binding obligations of such Purchaser, enforceable against it in accordance with their respective terms;

                 (iii)No consent or approval of any Person is required in connection with the execution, delivery and performance of this Agreement and such other agreements and instruments by each of the Purchasers which has not heretofore been obtained.

           (e) ACCESS; REPORTS. Each Purchaser has been provided the opportunity to discuss the transactions contemplated hereby with the Company. Each Purchaser acknowledges receipt of the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1996 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

           (f) OTHER. (i) Each Purchaser severally represents that no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim upon or against the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser, other than the fee to Josephthal Lyon & Ross, Inc. for financial advisory services and the advisory fee to Leveraged Equity Management, Inc., and such Purchaser agrees to indemnify and hold the Company harmless against any such commissions, fees or other compensation.

                      (ii)  Each Purchaser owns assets exceeding
$5,000,000 in cost or value, whichever is lower.


                               ARTICLE 2

                 CONDITIONS TO PURCHASER'S OBLIGATIONS

     The obligation of each Purchaser to purchase and pay for the Purchased Shares at the Closing is subject to the following conditions:

     2.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company set forth in Article 3 hereof shall, if qualified by references to "material" or "material effect," shall be true in all respects, and, if not so qualified, shall be true in all respects material to a potential investor on the date of the Closing as though made at such time; the Company shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to such date; and the Company shall have delivered to each Purchaser a certificate to such effect executed by the Company's Chief Executive Officer and in form and substance satisfactory to each Purchaser, dated the date of the Closing.

     2.2 DOCUMENTATION AT CLOSING. Each Purchaser shall have received prior to or at the Closing all of the following, each in form and substance reasonably satisfactory to each Purchaser and its counsel, and all of the following events shall have occurred prior to or simultaneous with the Closing hereunder:

           (a) Certified copies of the Trust's Declaration of Trust, together with a good standing certificate from the Secretary of State of the Commonwealth of Massachusetts and each other state in which it is qualified as a foreign trust to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date; copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary; resolutions of its Board of Trustees approving and authorizing the execution, delivery and performance of this Agreement, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this

Agreement, the Shares and other matters contemplated hereby which each of the Purchasers or its counsel reasonably requests.

           (b) Signature and incumbency certificates of the Company's officers executing this Agreement, the other Loan Documents to be executed by the Company and the Term Loan Agreement.

           (c) Certified copies (by the Secretary of the Company) of the Certificates or Articles of Incorporation of each corporate Subsidiary of the Company, together with good standing certificates from the respective states of incorporation and the respective states in which the principal places of business of each is located and from all states in which activities of such Subsidiary require them to be qualified and/or licensed to do business, each dated a recent date prior to the Closing Date.

           (d) Copies of the Bylaws of each corporate Subsidiary of the Company, certified as of the Closing Date by their respective corporate secretaries or an assistant secretary.

           (e) Certified copies (by the Secretary of the Company) of the complete partnership agreement (as amended) of each Subsidiary of the Company which is a partnership or joint venture, together with, with respect to any limited partnership, a certified certificate of limited partnership and, with respect to any general partnership or joint venture, a copy of the recorded statement of partnership (if any), together with any fictitious business name statements and authorizations from states in which the activities of such Subsidiaries require them to be qualified and/or licensed to do business.

           (f) (i) Originally executed copies of one or more favorable written opinions of Shefsky & Froelich Ltd., counsel for the Company and its Subsidiaries, the favorable written opinions of Peabody & Brown (Massachusetts counsel for the Company and its Subsidiaries), and the favorable written opinions of Stroock & Stroock & Lavan (New York counsel for the Company and its Subsidiaries), as the Purchasers may request, in form and substance reasonably satisfactory to the Purchasers and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinion designated in EXHIBIT 2.2B annexed hereto and as to such other matters as the Purchasers may reasonably request, and
(ii) evidence satisfactory to the Purchasers that the Company and its Subsidiaries have requested Shefsky & Froelich Ltd., Massachusetts counsel and New York counsel to deliver such opinions to the Purchasers.

           (g) A certificate of the Secretary or an Assistant Secretary of the Company stating the names of the officers of the Company authorized to sign this Agreement, the certificate (or certificates) for the Purchased Shares and the other documents or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers. The Purchasers may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or Assistant Secretary of the Company cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

           (h)   Certificates of the Company as required pursuant to
Section 2.1.

           (i) The Registration Rights Agreement duly executed by the Company and the Purchasers.

           (j) Such other documents as the Purchasers reasonably may request.

     2.3 CONSENTS, WAIVERS, ETC. Prior to the Closing, the Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Purchased Shares and to carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Purchased Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filings that may be required under federal or state securities laws which filings will be timely made by the Company after the Closing.

     2.4   OTHER ACTIONS.

           (a) The Company shall have paid or cause to have been paid at or prior to the Closing all of the costs and expenses described in SUBSECTION 8.4 of this Agreement then incurred or accrued with respect to the transactions described herein.

           (b) As of the Closing Date, each Purchaser shall be satisfied, in its sole discretion, with all inspections, investigations, studies, tests, appraisals and reviews which the Purchasers have elected to make with respect to the Company, its Subsidiaries and the Facilities.

     2.5 LOAN CLOSING. Concurrent with the Closing, the Closing (as defined in the Term Loan Agreement) shall occur, and Company shall execute and deliver the Loan Documents and carry out the transactions contemplated thereby.

     2.6 MATERIAL ADVERSE CHANGE. As of the Closing Date, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect since December 31, 1996 (except as otherwise fully disclosed in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997).


                               ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES

     Except as set forth in EXHIBIT 3, the Company represents and warrants that:

     3.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

           (a) ORGANIZATION AND POWERS. The Company is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has all requisite trust power and authority to own and operate its properties, to carry on its business as now conducted and in accordance with Section 6.13 of the Term Loan Agreement, to enter into this Agreement and the Loan Documents to be executed by the Company and to carry out the transactions contemplated thereby.

           (b) QUALIFICATION AND GOOD STANDING. The Company is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

           (c) CONDUCT OF BUSINESS. The Company and its Subsidiaries are engaged only in and will engage only in the businesses permitted to be engaged in pursuant to SUBSECTION 6.13 of the Term Loan Agreement.

           (d) SUBSIDIARIES. All of the Subsidiaries of the Company as of the Closing Date are identified in SCHEDULE 3.1 annexed hereto. The capital stock of each of the corporate Subsidiaries of the Company identified in SCHEDULE 3.1 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the corporate Subsidiaries of the Company identified in SCHEDULE 3.1 annexed hereto is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its property and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and au-thority has not had a Material Adverse Effect. Each of the Subsidiaries of the Company identified in SCHEDULE 3.1 annexed hereto which is a trust, limited liability company, partnership or joint venture is duly formed, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its property and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such partnership power and authority has not had a Material Adverse Effect. SCHEDULE 3.1 annexed hereto correctly sets forth, as of the Closing Date, the ownership interest of the Company and each of its Subsidiaries in each of the Subsidiaries of the Company identified therein.

           (e) CAPITALIZATION. The authorized capital of the Company consists solely of Shares, of which 11,017,760 Shares are issued and outstanding, 2,000,000 Shares are reserved for issuance under the Company's dividend reinvestment program, and 1,000,000 Shares are reserved for issuance upon the exercise of outstanding options for Shares. All outstanding Shares have been duly authorized, are fully paid and nonassessable, and have been validly issued in accordance with federal and state securities laws. Upon issuance pursuant to the terms herein contained, the Purchased Shares will have been duly authorized, will be fully paid and nonassessable, and (based, in part, upon the validity of the relevant representations of the

Purchasers) will have been validly issued in accordance with federal and state securities laws or an exemption therefrom.

           Except as contemplated herein and as described in the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1996 with respect to compensation payable to Leonard G. Levine, president of the Company and the Company's existing stock option plan, no options, calls, warrants, conversion privileges, preemptive rights, rights of first refusal or other commitments or rights, of any character whatsoever, are presently outstanding or in existence with respect to the purchase or other acquisition of any of the authorized but unissued Shares or any other equity Security of the Company.

     3.2   AUTHORIZATION OF BORROWING, ETC.

           (a) AUTHORIZATION. The execution, delivery and performance of this Agreement and the Loan Documents to be executed by the Company, and the execution, delivery and performance of the Loan Documents to be executed by the respective Subsidiaries of the Company, have been duly authorized by all necessary action on the part of each of the respective entities. The Board of Trustees has taken all necessary action to exempt the ownership by each Purchaser of Common Shares and Preferred Shares issued and issuable pursuant to this Agreement and the Term Loan Agreement from the Limit, as that term in defined in Section 7.12.3 of the Declaration of Trust.

           (b) NO CONFLICT. The execution, delivery and performance by the Company of this Agreement, and the execution, delivery and performance of the Loan Documents by the Company and its respective Subsidiaries, as applicable, and the consummation of the transactions contemplated thereby, do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries (as the case may be), the Declaration of Trust, Bylaws or other charter documents of the Company or any of its corporate Subsidiaries, the partnership or other organizational agreements of any of its Subsidiaries which are partnerships or joint ventures, or any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries (as applicable), (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries (as the case may be), (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries (other than Liens in favor of Lenders), or (iv) require any approval of shareholders or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and are disclosed in writing to the Purchasers.

           (c) GOVERNMENTAL CONSENTS. To the best knowledge of the Company, the execution, delivery and performance by the Company of this Agreement, and the execution, delivery and performance of the Loan Documents by the Company and its respective Subsidiaries, as applicable, and the consummation of the transactions contemplated thereby, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other govern-mental authority or regulatory body, except for any of the foregoing which will be made or obtained by the Company on or before the Closing Date, other than approval by NASDAQ of the listing of the Purchased Shares, the Preferred Shares (as defined in the Term Loan Agreement) or Shares issuable upon conversion of the Loans and Preferred Shares.

           (d) BINDING OBLIGATION. This Agreement has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. Each of the Loan Documents has been duly executed and delivered by the Company and its respective Subsidiaries, as applicable, and is the legally valid and binding obligation of the Company and/or its respective Subsidiaries (as the case may be) enforceable against the Company and/or its respective Subsidiaries (as the case may be) in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. After the Closing Date, each Funded Subsidiary will execute and deliver a Guaranty. Upon execution and delivery, each such Guaranty will be the valid and binding obligation of the applicable Funded Subsidiary, enforceable against such Subsidiary in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     3.3 FINANCIAL CONDITION. The Company has heretofore delivered to the Purchaser the following financial statements and information: (i) the audited consolidated balance sheets of the Company and its Subsidiaries at December 31, 1996 and the related consolidated statements of income and expenses, shareholders' equity and cash flows of the Company and its Subsidiaries for the Fiscal Year ended December 31, 1996, and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries at June 30, 1997 and the related unaudited consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for the six months ended June 30, 1997. All such statements were prepared in conformity with GAAP and fairly present the financial condition (on a consolidated basis) of the Company and its Subsidiaries at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the Company and its Subsidiaries at the respective dates thereof, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, the Company does not have any Contin-gent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the financial statements identified in clauses (i) and (ii) above or the notes thereto which would have a Material Adverse Effect on the Company or any of its Subsidiaries.

     3.4 NO MATERIAL ADVERSE EFFECT; NO RESTRICTED JUNIOR PAYMENTS. Since December 31, 1996 (except as disclosed in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30,
1997), (i) no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, and
(ii) neither the Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by SUBSECTION 6.5 of the Term Loan Agreement.

     3.5 TITLE TO PROPERTIES; LIENS. The Company and its Subsidiaries have (i) good, marketable and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in SUBSECTION 3.3, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business and disclosed in writing to the Purchaser or as otherwise permitted under SUBSECTION 6.7 of the Term Loan Agreement. Except as permitted by the Term Loan Agreement, all such properties and assets are free and clear of Liens.

     3.6 LITIGATION; ADVERSE FACTS. Except as set forth in SCHEDULE 3.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     3.7   PAYMENT OF TAXES.  Except to the extent permitted by SUBSECTION
5.3 of the Term Loan Agreement, all tax returns and reports of the Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon the Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except for those that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted for which such reserve or other appropriate provision, if any, required in conformity with GAAP has been made. The Company knows of no proposed tax assessment against the Company or any of its Subsidiaries which is not being actively contested by the Company or such Subsidiary in good faith and by appropriate proceedings; PROVIDED THAT such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     3.8   PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

           (a) Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obliga-tions, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that as of the Closing

Date, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

           (b) Neither the Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     3.9 GOVERNMENTAL REGULATION. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation (other than the Securities Act) which may limit its ability to offer and sell Shares, to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

     3.10 SECURITIES ACTIVITIES. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, and not more than 25% of the value of the assets of the Company (or of the Company and its Subsidiaries on a consolidated basis) consists of Margin Stock.

     3.11  EMPLOYEE BENEFIT PLANS.

           (a) The Company and each of its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

           (b) No ERISA Event has occurred or is reasonably expected to occur.

           (c) Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of the Company or any of its ERISA Affiliates.

           (d) As of the most recent valuation date for any Pension Plan, there are no unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA).

     3.12 ENVIRONMENTAL PROTECTION. Except as set forth in SCHEDULE 3.12 annexed hereto, the Company and each of its Subsidiaries are in material compliance with all applicable Environmental Laws.

     3.13 EMPLOYEE MATTERS. There is no strike or work stoppage in existence or threatened involving the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     3.14 INSURANCE. SCHEDULE 3.14 annexed hereto sets forth a complete and accurate list of all policies of insurance in effect as of the Closing Date for the Company and its Subsidiaries. No notice of cancellation has been received with respect to such policies and the Company and its Subsidiaries are in compliance with all conditions contained in such policies.

     3.15 DISCLOSURE. The projections and pro forma financial information contained in any materials furnished to the Purchasers by or on behalf of the Company or any of its Subsidiaries are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, provided that no assurance can be given that the projected results will be realized or with respect to the activity of the Company and its Subsidiaries to achieve the projected results, it being recognized by the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ, in any material manner, from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents and certificates furnished to the Purchasers for use in connection with the transactions contemplated hereby.

     3.16 REIT STATUS. The Company has, at all times, since 1986, qualified as a REIT under the provisions of the Internal Revenue Code. Each Subsidiary that is a corporation is a qualified REIT subsidiary, as that term is defined in the Internal Revenue Code.

     3.17 SHAREHOLDER AGREEMENTS. Except as required by this Agreement and the Term Loan Agreement, there are no agreements or arrangements between the Company and any of the Company's shareholders, or to the Company's knowledge, between or among any of the Company's shareholders, which grant special rights with respect to any shares of the Company's equity security or subject to provisions of the Company's Declaration of Trust which affect any shareholder's ability or right freely to alienate or vote such shares.

     3.18 NO BROKERS OR FINDERS. The Company owes no commission, fee or other compensation to any Person as a finder or broker as a result of the transactions contemplated by this Agreement, other than the fee to Josephthal Lyon & Ross, Inc. for financial advisory services and the advisory fee to Leveraged Equity Management, Inc.

     3.19 CERTAIN TRANSACTIONS. Other than as disclosed in the Company's most recent Annual Report on Form 10-K and as set forth on EXHIBIT 3.19, there are no transactions, agreements or obligations in which the amount involved for any Person and entity and his or its affiliates exceeds $60,000 (other than transactions described in Instructions 7, 8A, 8B or 8C to paragraph (a) or Instruction 2 to paragraph (b) of Rule 404 of Regulation S-K under the Securities Act), either alone or in the aggregate, in any fiscal year between the Company, on the one hand, and its officers, directors or shareholders, or their immediate family members or other associates or affiliates, on the other hand, and no such person is an interested party to any contract of the Company or holds a direct or indirect ownership interest in any business or corporation which competes with the Company.

     3.20 SECURITIES REGULATION. Assuming the accuracy of each of the Purchaser's representations contained in Section 1.3, the Company has complied and will comply with all applicable federal or state securities laws in connection with the issuance and sale of the Purchased Shares.

     3.21 REGISTRATION RIGHTS. Except for the rights granted to the Purchasers pursuant to the Registration Rights Agreement, the Company's existing stock option plan and an employment agreement with Leonard G. Levine, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in an offering of shares under any such registration statement.


                               ARTICLE 4

                       COVENANTS OF THE COMPANY

     4.1 COVENANTS OF THE COMPANY. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

           (a) the Company will execute and deliver the Registration Rights Agreement.

           (b) the Board of Trustees has taken all necessary action to exempt the Purchasers' acquisition of the Purchased Shares, the Series A Convertible Preferred Shares and any Shares converted from or received as a result of Series A Convertible Preferred Shares and the Term Loan Agreement from the Limit, as that term is defined in Section 7.12.3 of the Declaration of Trust, pursuant to Section 7.12.6 thereof.

           (c) in filling (other than through election by the shareholders) any vacancy created on the Board of Trustees by the death, resignation or removal of any director or any increase in the authorized number of trustees, the Company shall notify the Purchasers twenty (20) days in advance of the appointment of any individual to fill such vacancy.

           (d) there is and will be no "Advisor," as that term is defined in Section 1.5 of the Declaration of Trust, retained by the Company, and there are not, and will not be, any Class B Trustees, as that term is defined in Section 1.5 of the Declaration of Trust, on the Board of Trustees.

           (e) the Board of Trustees will not take any action described in Section 4.2.2 of the Declaration of Trust or otherwise, if such action or series of actions would constitute a merger, consolidation, reorganization or sale of all or substantially all of the assets of the Company, without the approving vote of at least a majority of Shares entitled to vote.

           (f) the Company will use all reasonable efforts to acquire such authorizations as are necessary to effect the transactions contemplated in Article 6 hereof.

           (g0   the Board of Trustees will take all actions necessary to
exempt subsequent transfers of Shares by the Purchasers from the Limit, as that term is defined in Section 7.12.3 of the Declaration of Trust (or any similar restriction), except to the extent such transfer would cause the Company to fail to qualify as a REIT.


                               ARTICLE 5

                      COVENANTS OF THE PURCHASERS

     5.1 ADDITIONAL SHARES. The Purchasers covenant and agree that, unless the Company otherwise gives prior written consent, neither the Purchasers nor their respective Subsidiaries shall purchase Shares of the Company, other than the Purchased Shares, Shares purchased pursuant to
Article 6, and shares issuable upon conversion of the Loans and the Series A Convertible Preferred Shares, until the first anniversary of the date of this Agreement.

     5.2 PURCHASER REPRESENTATION. Each Purchaser severally represents and warrants that its purchase of Shares pursuant to this Agreement and its ability to acquire Series A Convertible Preferred Shares or Shares pursuant to the Term Loan Agreement (and for purposes of this representation, each Purchaser shall be treated as having acquired as of the Closing Date the maxium number of such Series A Convertible Preferred Shares and Shares which can be obtained under the Term Loan Agreement), will not result in any individual, within the meaning of Section 856(h) of the Internal Revenue Code of 1986, as amended (the "Code"), owning directly or indirectly more than 9.8% of the outstanding Shares of the Company, as determined under Code Sections 856(a)(6) and 856(h), and Code Sections 542 and 544 (as those Sections are incorporated by reference into Code Section 856(h)).

     5.3 SUPPORT OF BOARD. Each Purchaser covenants and agrees that such Purchaser will vote its Purchased Shares (i) at the next annual meeting of Shareholders (if such meeting is held on or before June 30, 1998) in favor of Persons nominated by the Board of Trustees for re-election as Trustees, (ii) in favor of Conversion Approval (as defined in the Term Loan Agreement), (iii) in favor of Preferred Share Approval (as defined in the Term Loan Agreement), and (iv) in favor of Shareholder Approval (as defined in the Term Loan Agreement), provided however, that the Purchasers shall not be obligated to vote in favor of any Shareholder Approval of amendments to the Declaration of Trust which have not been mutually agreed between the Purchasers and the Company. In addition, the Company shall not propose any Shareholder Approval of amendments to the Declaration of Trust unless such amendments have been mutually agreed between the Purchasers and the Company.

     5.4 SURVIVAL OF CONFIDENTIALITY AGREEMENT. Notwithstanding the purchase of Shares contemplated hereby, except to the extent inconsistent with the Purchasers' rights under this Agreement, the Term Loan Agreement, or the Registration Rights Agreement, the Purchasers' obligations to hold certain information concerning the Trust in confidence pursuant to the letter agreement dated May 30, 1997, as amended July 29, 1997, to which the Purchasers and the Company are parties, shall survive, and shall remain in effect in accordance with its terms.


                               ARTICLE 6

                  RIGHT TO PARTICIPATE IN FINANCINGS
             AND OBLIGATION OF COMPANY TO PURCHASE SHARES

     6.1 RIGHT OF PARTICIPATION. Until the Conversion Approval, the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, for cash or cash equivalents (i) any Shares, (ii) any other equity security of the Company, including, without limitation, Preferred Shares, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security of the Company, or (iv) any Debt Securities (the "Offered Securities"), unless in each such case the Company shall have offered to sell a portion of the Offered Securities to the Purchasers (subject to required approvals or authorizations, if any, pursuant to the applicable rules of the NASDAQ trading system, if the Shares are then quoted on NASDAQ) as follows: the Company shall offer to sell to a Purchaser that portion of the Offered Securities as the aggregate number of Purchased Shares then held by or issuable to such Purchaser bears to the total number of outstanding Shares of the Company calculated on a fully diluted basis (so that such Purchaser shall retain its then existing equity percentage of the Company on a fully diluted basis), at a price and on such other terms and conditions as the Offered Securities are proposed to be sold to other persons, as specified by the Company in a writing delivered to such Purchaser (the "Offer"), and the Offer by its terms shall remain open and irrevocable for a period of twenty (20) days.

     6.2 NOTICE OF ACCEPTANCE. Notice of a Purchaser's intention to accept, in whole or in part, an Offer made pursuant to Section 6.1 (a "Notice of Acceptance") shall be evidenced by a writing signed by such Purchaser and delivered to the Company prior to the end of the twenty (20) day period of the Offer, setting forth the portion of the Offered Securities that such Purchaser elects to purchase.

     6.3   CONDITIONS TO ACCEPTANCE BY PURCHASERS.

           (a) PERMITTED SALES OF REFUSED SECURITIES. In the event that a Notice of Acceptance is not given by a Purchaser in respect of all the Offered Securities, the Company shall have one hundred twenty (120) days from the expiration of the period set forth in Section 6.1 to sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by such Purchaser (the "Refused Securities") to the Person or Persons specified in the Offer, but only upon terms and conditions, including, without limitation, unit price and interest rates, which are not more favorable to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

           (b) REDUCTION IN AMOUNT OF OFFERED SECURITIES. In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6.3(a) above), then a Purchaser may, at its sole option and in its sole discretion, reduce the number of, or other units of, the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the amount of the Offered Securities that such Purchaser elected to purchase pursuant to Section 6.2 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that such Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to such Purchaser in accordance with
Section 6.1.

           (c) CLOSING. Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all or less than all the Offered Securities not being purchased by a Purchaser, such Purchaser shall purchase from the Company, and the Company shall sell to such Purchaser, the number of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 6.3(b) if such Purchaser had so elected, upon the terms and conditions specified in the Offer. The purchase by a Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Purchaser of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Purchaser and such other Person or Persons purchasing the Offered Securities.

     6.4 FURTHER SALE. In each case, any Offered Securities not purchased by a Purchaser or other Persons in accordance with Section 6.3 may not be sold or otherwise disposed of until they are again offered to such Purchaser under the procedures specified in Sections 6.1, 6.2 and 6.3.

     6.5 EXCEPTIONS. The rights of the Purchasers under this Article 6 shall not apply to:

           (a) Shares issued as a stock dividend to holders of Shares or upon any subdivision or combination of Shares.

           (b) the issuance of up to 1,000,000 Shares, or options exercisable therefor (such number to be equitably adjusted in the event of any stock split, combination, reclassification or other similar event occurring on or after the date of the Closing), issuable to officers, employees, directors or consultants of the Company and any Subsidiary pursuant to the Plan.

           (c) the issuance of up to 2,000,000 Shares reserved for issuance pursuant to the Company's Distribution Reinvestment and Share Purchase Plan.

                               ARTICLE 7

                   DEFINITIONS AND ACCOUNTING TERMS

     7.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Administrative Services Agreement" means that certain
Administrative Services Agreement dated as of February 27, 1994, between Company and BMC, as the same may be amended, supplemented or otherwise modified from time to time as permitted by this Agreement.

           "Agent" has the meaning assigned to that term in the introduction of this Agreement and also means and includes any successor Agent appointed pursuant to SUBSECTION 9.4 of the Term Loan Agreement.

           "Agreement" means this Share Purchase Agreement, including all Exhibits and Schedules, as from time to time amended and in effect between the parties hereto.

           "BMC" means Banyan Management Corp., an Illinois corporation.

           "Board of Trustees" shall mean the then present members of the Board of Trustees of the Company.

           "Closing" shall have the meaning assigned to that term in
Section 1.2 of this Agreement.

           "Closing Date" shall have the meaning assigned to that term in the Term Loan Agreement.

           "Company" has the meaning assigned to that term in the introduction to this Agreement.

           "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person
(i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, or (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or other-wise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

           "Contractual Obligation", as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

           "Debt Securities" means any debt security of the Company that by its terms is convertible into or exchangeable for any equity security of the Company.

           "Declaration of Trust" means the Company's Declaration of Trust, as amended, filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts, and any successor charter documents.

           "Dollars" and the sign "$" mean the lawful money of the United States of America.

           "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by the Company or any of its ERISA Affiliates.

           "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to
(i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

           "ERISA Affiliate", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause
(i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

           "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by the Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on the Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan;

(x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

           "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Subsidiaries.

           "Facility Budget" has the meaning set forth in SUBSECTION 5.1(v) of the Term Loan Agreement.

           "Fiscal Year" means a twelve month period ending on December 31 of each year.

           "Funded Subsidiary" means a Subsidiary of the Company that receives proceeds of Loans under the Term Loan Agreement to acquire a Facility.

           "GAAP" means, subject to the limitations on the application thereof set forth in SUBSECTION 1.2 of the Term Loan Agreement, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

           "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

           "Guaranty" means the continuing Guaranty(ies) to be executed and delivered by the Funded Subsidiaries of the Company pursuant to SUBSECTION 5.9 of the Term Loan Agreement, in form and substance satisfactory to the Lenders, pursuant to which each Funded Subsidiary will guaranty Obligations of the Company (limited to the amount of the Loan or Loans received by that Funded Subsidiary) under the Loan Documents, as amended, supplemented or otherwise modified from time to time.

           "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance (excluding, however, gasoline and motor oil contained in motor vehicles for the purpose of operating such vehicles); (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives (excluding, however, gasoline and motor oil contained in motor vehicles for the purpose of operating such vehicles); (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million;
(ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities. Notwithstanding the foregoing, the term "Hazardous Materials" shall not include (x) standard office supplies or common cleaning supplies used or stored at a Facility in compliance with Environmental Laws and in quantities standard for similar properties, and (y) chemicals, materials or substances, other than the materials described in clauses (iv), (v) (vi),
(vii) and (viii) above, which may be present in incidental quantities or amounts as a component, or in a material which is a component, in construction and building materials used or incorporated in the construction of any Facility, or which otherwise may be used in the ordinary course of construction activities at any Facility, if such presence or use is otherwise in compliance with Environmental Laws.

           "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iii) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is
(a) due more than six months from the date of occurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (iv) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

           Notwithstanding anything to the contrary in this Agreement, the term "Indebtedness" will not include (a) amounts payable to officers and directors of the Company and its Subsidiaries pursuant to standard indemnity provisions contained in the Declaration of Trust or Certificate or Articles of Incorporation (as the case may be) and Bylaws of the Company and its Subsidiaries on the date of the Closing, as such may be amended to comply with applicable law, (b) amounts which the Company is obligated to pay to BMC as reimbursement for costs and expenses paid by BMC on behalf of the Company or its Subsidiaries pursuant to the Administrative Services Agreement with respect to the Company, its Subsidiaries or the Facilities,
(c) the salary and other compensation payable by the Company to Leonard G. Levine, its president, in an amount and on the terms set forth in the existing employment contract with the Company.

           "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

           "Lender" and "Lenders" means the Persons identified as "Lenders" and executing the Term Loan Agreement, together with their successors and permitted assigns pursuant to SUBSECTION 8.1 of the Term Loan Agreement.

           "Lien" means any mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

           "Loan" means a Loan made by Lenders to the Company pursuant to SUBSECTION 2.1A of the Term Loan Agreement in an amount, when added to all other Loans made pursuant thereto to the Company, that shall not exceed Twenty Million and No/100 Dollars ($20,000,000.00).

           "Loan Documents" means the Term Loan Agreement, the Notes and the instruments, documents and agreements executed and delivered pursuant to the foregoing or otherwise executed and delivered in connection with the Loan, all as amended, supplemented or otherwise modified from time to time.

           "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

           "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or
(ii) the impairment of the ability of the Company to perform, or of Agent or Lenders to enforce, the Obligations.

           "Multiemployer Plan" means a "multiemployer plan", as defined in Section 3(37) of ERISA, to which the Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which the Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

           "Notes" means the promissory notes of the Company issued pursuant to SUBSECTION 2.1B of the Term Loan Agreement on the Closing Date, in each case substantially in the form of EXHIBIT I annexed thereto with appropriate insertions, as they may be amended, supplemented or otherwise modified from time to time.

           "Notice of Acceptance" shall have the meaning assigned to that term in Section 6.2 of this Agreement.

           "Obligations" means all obligations of every nature of the Company and its respective Subsidiaries from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

           "Offer" shall have the meaning assigned to that term in Section
6.1 of this Agreement.

           "Offered Securities" shall have the meaning assigned to that term in Section 6.1 of this Agreement.

           "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

           "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

           "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, limited liability partnerships, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

           "Plan" means the Company's 1997 Omnibus Stock and Incentive
Plan.

           "Preferred Share Amendment" means the amendment of the Company's Declaration of Trust, the purpose of which is to create a class of preferred shares, issuable, among other purposes, upon conversion of the Loans.

           "Preferred Shares" means the preferred shares of beneficial interest of the Company having the rights, preferences and privileges set forth in the Preferred Share Amendment.

           "Purchased Shares" shall have the meaning assigned to that term in Section 1.1.

           "Purchasers" means those individuals identified on the signature page hereto.

           "Refused Securities" shall have the meaning assigned to that term in Section 6.3(a) of this Agreement.

           "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, between the Company and the Purchasers, in the form set forth in Exhibit 2.2F.

           "Release" means any spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

           "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, and except for dividends payable by a wholly-owned corporate Subsidiary to its direct parent,
(ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Company or any of its Subsidiaries now or hereaf-ter outstanding, (iv) any distribution or other payment, direct or indirect, on account of any partnership interest in any of the Company's Subsidiaries which is a partnership or joint venture, except for distributions payable by a Subsidiary of the Company which is a partnership or joint venture to its constituent partners which are wholly-owned Subsidiaries of the Company, PROVIDED THAT such distribution or payment is in turn delivered to the Company, and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness.

           "Securities" means any stock, shares, shares of beneficial interest, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

           "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

           "Series A Convertible Preferred Shares" means the convertible preferred shares of beneficial interest of the Company having the rights, preferences and privileges set forth in the Preferred Share Amendment.

           "Shares" means the shares of beneficial interest, no par value, of the Company.

           "Subsidiary" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which 50% or more of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

           "Term Loan Agreement" means the Convertible Term Loan Agreement dated as of October 10, 1997, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

           Capitalized terms used herein, but not otherwise defined shall have the meaning assigned to them in the Loan Documents.

     7.2   ACCOUNTING TERMS.

           All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all other financial data submitted pursuant to this Agreement shall be prepared and calculated in accordance with such principles.


                               ARTICLE 8

                             MISCELLANEOUS

     8.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of a Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     8.2 AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement or the Purchased Shares to the contrary notwithstanding, no changes in or additions to this Agreement or the Purchased Shares may be made, and compliance with any covenant or provision herein or therein set forth may not be omitted or waived, until and unless the Company obtains consent thereto in writing from the Purchasers. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8.3 ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, by certified or registered mail, or telegraphed or delivered to the applicable party at the addresses indicated below:

     If to the Company:

                 Banyan Strategic Realty Trust
                 150 South Wacker Drive
                 Chicago, Illinois  60606
                 Suite 2900
                 Attention: General Counsel
                 Telephone: 312-553-9800
                 Telecopy:  312-553-0450
     with a copy to:

                 Shefsky & Froelich Ltd.
                 444 North Michigan Avenue
                 Chicago, Illinois  60611
                 Attention: Michael J. Choate, Esq.
                 Telephone: 312-836-4066
                 Telecopy:  312-527-5921


     If to the Purchasers:

                 Morgens, Waterfall, Vintiadis & Co., Inc.
                 10 East 50th Street
                 New York, New York 10022
                 Attention:  David A. Ericson

     with a copy to:

                 O'Melveny & Myers LLP
                 400 South Hope Street
                 Los Angeles, California 90071
                 Attention:  Jack B. Hicks III, Esq.

     8.4 COSTS, EXPENSES AND TAXES. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay actual and reasonable cost and expenses in connection with the investigation, preparation, execution and delivery of this Agreement, the Purchased Shares and other instruments and documents to be delivered hereunder and the transactions contemplated hereby and thereby. In addition, the Company shall pay any and all material stamp and other taxes payable or determined to be payable by the Company in connection with the execution and delivery of this Agreement, the Purchased Shares, and other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees. In the event of any controversy, claim or dispute among the parties hereto arising out of or relating to this Agreement, or any breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees, expenses and costs.

     8.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchasers obtained in accordance with
Section 8.2 hereof and, subject to the following limitations, the rights and interests of the Purchasers shall be assignable without the consent of the Company to any assignee. A Purchaser may assign its rights hereunder only in connection with a transfer of the Shares purchased from the Company pursuant to this Agreement, and only in accordance with the Securities Act, applicable state securities laws or an exemption therefrom, and in reliance on an opinion of counsel. A Purchaser shall not assign its rights under this Agreement or Registration Rights Agreements attached hereto as exhibits with respect to less than 25% of the Purchased Shares in any one assignment (meaning that no more than four (4) Persons may exercise rights under this and the foregoing agreements).

     8.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement, the Purchased Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof for a period of two (2) years from the Closing Date.

     8.7 PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

     8.8 SEVERABILITY. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

     8.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     8.10 HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     8.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the reasonable request of a Purchaser or the Company and each Subsidiary, the other parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

             (Remainder of page intentionally left blank)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



     COMPANY: BANYAN STRATEGIC REALTY TRUST,
                a Massachusetts business trust


                By:             /s/ LEONARD G. LEVINE
                                ------------------------------
                Printed Name:   Leonard G. Levine
                                ------------------------------
                Title:          President
                                ------------------------------


                Notice Address:

                150 South Wacker Drive
                Chicago, Illinois  60606
                Suite 2900
                Attention: General Counsel
                Telephone: 312-553-9800
                Telecopy:  312-553-0450

                With a copy to:

                Shefsky & Froelich Ltd.
                444 North Michigan Avenue
                Chicago, Illinois  60611
                Attention: Michael J. Choate, Esq.
                Telephone: 312-836-4066
                Telecopy:  312-527-5921


                  [SIGNATURES CONTINUED ON NEXT PAGE]

     PURCHASERS:

                RESTART PARTNERS, L.P.,
                a Delaware limited partnership

                By:   PRIME GROUP L.P.,
                      a Delaware limited partnership,
                      its General Partner

                      By: PRIME GROUP, INC.,
                          a Delaware corporation,
                          its General Partner

                          By: David A. Ericson
                             (whose signature appears below),
                             Authorized Agent

                Purchased Shares:  418,768



                  [SIGNATURES CONTINUED ON NEXT PAGE]

                RESTART PARTNERS II, L.P.,
                a Delaware limited partnership

                By:   PRIME GROUP II, L.P.,
                      a Delaware limited partnership,
                      its General Partner

                      By: PRIME GROUP, INC.,
                          a Delaware corporation,
                          its General Partner

                          By: David A. Ericson
                             (whose signature appears below),
                             Authorized Agent

                Purchased Shares:  692,830


                RESTART PARTNERS III, L.P.,
                a Delaware limited partnership

                By:   PRIME GROUP III, L.P.,
                      a Delaware limited partnership,
                      its General Partner

                      By: PRIME GROUP, INC.,
                          a Delaware corporation,
                          its General Partner

                          By: David A. Ericson
                             (whose signature appears below),
                             Authorized Agent

                Purchased Shares:  482,350


                  [SIGNATURES CONTINUED ON NEXT PAGE]

                RESTART PARTNERS IV, L.P.,
                a Delaware limited partnership

                By:   PRIME GROUP IV, L.P.,
                      a Delaware limited partnership,
                      its General Partner

                      By: PRIME GROUP, INC.,
                          a Delaware corporation,
                          its General Partner

                          By: David A. Ericson
                             (whose signature appears below),
                             Authorized Agent

                Purchased Shares:  304,758


                RESTART PARTNERS V, L.P.,
                a Delaware limited partnership

                By:   PRIME GROUP V, L.P.,
                      a Delaware limited partnership,
                      its General Partner

                      By: PRIME GROUP INC.,
                          a Delaware corporation,
                          its General Partner

                          By: David A. Ericson
                             (whose signature appears below),
                             Authorized Agent

                Purchased Shares:  100,855



                [SIGNATURES CONTINUED ON NEXT PAGE]

                ENDOWMENT RESTART, LLC,
                a Delaware limited liability company

                By:   ENDOWMENT PRIME, LLC,
                      a Delaware limited liability company,
                      its General Partner

                      By: David A. Ericson
                          (whose signature appears below),
                          Authorized Agent

                Purchased Shares:  109,625


                MORGENS WATERFALL INCOME PARTNERS, L.P.
                a New York limited partnership

                By:   MW CAPITAL, LLC
                      a Delaware limited liability company
                      its General Partner

                      By: David A. Ericson
                          (whose signature appears below),
                          Authorized Agent

                Purchased Shares:  83,315

                /s/ DAVID A. ERICSON
                ____________________________________________
                David A. Ericson,
                for the entities and in the capacities described above

                  [SIGNATURES CONTINUED ON NEXT PAGE]

                Notice Address:

                Morgens, Waterfall, Vintiadis & Company, Inc.
                10 East 50th Street
                New York, New York  10022
                Attention: Mr. David A. Ericson
                Telephone: 212-705-0533
                Telecopy:  212-838-5540

                With a copy to:

                O'Melveny & Myers LLP
                400 South Hope Street
                Los Angeles, California 90071-2899
                Attention: Jack B. Hicks III, Esq.
                Telephone: 213-669-7263
                Telecopy:  213-669-6407